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                                                                       EXHIBIT 5

                  DICKINSON, WRIGHT, MOON, VAN DUSEN & FREEMAN
                        500 WOODWARD AVENUE, SUITE 4000
                            DETROIT, MICHIGAN 48226
                           TELEPHONE: (313) 223-3500
                           FACSIMILE: (313) 223-3598

                                August 19, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street
Washington, D.C. 20549

     Re: Registration Statement of Intermet Corporation on Form S-3,
         Registration Statement Number 333-32707

Ladies and Gentlemen:

     We are acting as counsel to Intermet Corporation, a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") relating to the proposed sale of 3,450,000 shares (the "Shares") of the Company's Common Stock, $0.10 par value per share, by the Selling Shareholders (as defined in the Prospectus that forms a part of the Registration Statement).

     In connection with the preparation of the Registration Statement, we have examined such corporate records and other documents and certificates relating to the issuance of the Shares as we have deemed necessary.

     Based upon the foregoing, it is our opinion that the Shares, when sold by the Selling Shareholders, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and further consent to the use of our firm name under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act of 1933, as amended (the "Act"), or the rules or regulations thereunder, or that this consent is required by Section 7 of the Act.

                                          Very truly yours,
                                          /s/ DICKINSON, WRIGHT, MOON,
                                            VAN DUSEN & FREEMAN